Exhibit 10.1

                     THIRD AMENDMENT TO THE
       RESTRICTED STOCK PLAN FOR NON-MANAGEMENT DIRECTORS
                     OF VENTURE STORES, INC.

     WHEREAS, Venture Stores, Inc. maintains a nonqualified deferred compensation plan for non-management directors known as the Restricted Stock Plan for Non-Management Directors of Venture
Stores, Inc. (the "Plan"); and

     WHEREAS, Venture Stores, Inc. reserved to itself the right to amend the Plan in Section 6 of Part III thereof, and

     WHEREAS, Venture Stores, Inc. deems it necessary and desirable to amend the Plan for the purpose of suspending additional Annual Grants (as defined in the Plan) of restricted stock.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. By deleting the last sentence of Section 5 of Part I of the Plan and substituting the following therefor:

     Each eligible director shall be granted 200 shares of Restricted Stock at the first meeting of the Board following each annual meeting of the Company's shareowners held after March 3, 1992 and prior to May 20, 1995 (such grants being hereinafter referred to as "Annual Grants"); provided, however, that no Annual Grant shall be made to any eligible director who is elected as a director of the Company for the first time at the annual meeting of shareowners immediately preceding such Board meeting.

     This amendment shall be known as the Third Amendment to the Restricted Stock Plan for Non-Management Directors of Venture
Stores, Inc. ("Third Amendment"). This Third Amendment shall be effective as of May 1, 1996.

     IN WITNESS WHEREOF, Venture Stores, Inc. has caused this
First Amendment to be executed this 10th day of May, 1996.

                                   VENTURE STORES, INC.

                                   By: /s/ Robert N. Wildrick
                                   Title:  CEO

Attest:

/s/ Rick L. Matejka
    Asst. Secretary
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